BYLAWS

                                       of

                           JT BOWLING ENTERPRISE: INC.
                            (a Delaware corporation)

                                    ARTICLE I

                                  STOCKHOLDERS

   1. Certificates Representing Stock. Cep Certificates representing stock in
                         -------------------------------

the corporation shall be signed by, or in the name of, the C Corporation by the Chairman or Vice-Chairman of the Board of Directors, if any, or by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the e Secretary or an Assistant

I Secretary of the corporation. Any or all of the signatures >n any such certificate may be a facsimile. In case any officer, transfer agent, or registrar strar who has signed or whose facsimile signature has been placed upon a certificate shat have ceased to be such officer, transfer agent, or registrar before such certificate is is. issued it may be issued by the Corporation with the same effect as if he were such office , transfer agent, or registrar at the date of issue.

Whenever the corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and renewer the Corporation shall issue any shares of its stock as partly paid stock, the cer fica.tes representing shares of any such class or series or of any such partly paid stock c shall set forth thereon the statements prescribed by the General corporation Law. I Any restrictions on the transfer or registration of transfer of any shares of stock of any Mass or series shall be noted conspicuously on the certificate representing such shares.

The Corporation may issue a new certificate of stock -,k or uncertifica.ted shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may require owner f the lost, stolen or destroyed certificate, or his legal representative, to give the corp gyration a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate s or the issuance of any such new certificate or certificated shares.

2. Uncertificated Shares. Subject to any cone lions imposed by the General Corporation Law the Board of Directors of the Corporation may ---------------------- provide by resolution or 'I, resolutions that some or all of any or all classes or series of ' the stock of the Corporation shall be uncertificated shares. Within a reasonable time after after the issuance or transfer of any uncertificated shares, the Corporation shall send to the registered owner thereof any I, written notice prescribed by the-General Corporation Law.

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3. Fractional  Share  Interests.  The core ration may, but shall not be required to, issue fractions of a share. If the Corporation i does not issue fractions of a share, it shall (1) arrange for the disposition of fraction d interests by those entitled thereto, (2) pay in cash the fair value of fractions of a shares ire as of the time when those entitled to receive such fractions are determined, or ( ) issue scrip or warrants in registered form (either represented by a certificate or ncertificated) or bearer form (represented by a certificate) which shall entitle the hold r to receive a full share upon the surrender of such scrip or warrants aggregating a X11 share. A certificate for a fractional share or an uncertifica.ted fractional share shall, But scrip or warrants shall not unless otherwise provided therein, entitle the holder to e: exercise voting rights, to receive dividends thereon, and to participate in any of the assets < the Corporation in the. event of liquidation. The Board of Directors may cause scrip or ~ warranta to be issued subject to the condition that they shall become void if not exchange 1 for certificates representing the full shares or uncertifica.ted full shares before a specified specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Dire ors may impose.

4. Stock Transfers. Upon compliance v 1 provisions restricting the transfer or registration of transfer of shares of stock, if a y, transfers or registration of transfers of shares of stock of the Corporation shall be m, le only on the stock ledger of the Corporation by the registered holder thereof, o by his attorney thereunto authorized by power of attorney duly executed and filed filed with the Secretary of the Corporation or with a transfer agent or a registrar, if an; and, in the case of shares represented by certificates, on surrender of the certificates )r certificates for such shares of stock properly endorsed and the payment of all taxes du thereon.

5. Record Date for Stockholders. In or( r that the Corporation may determine the stockholders entitled to notice of or to vote t any meeting of stockholders or any adjournment thereof, the Board of Directors may: c a record date, which record date shall not precede the date upon which the resolve :)n fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting.
Ii no record date is fixed by the Board of Directors, the record date for determining stock] elders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is ` jived, at the close of business on the day next preceding the day on which the meeting .s held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however that the Board of Directors may fix a new record date for the adjourned meeting. In o ter that the Corporation may determine the stockholders entitled to consent to corpora action in writing without a meeting, the Board of Directors may fix a record date. which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten d 7s after the date upon which the resolution fixing the record date is adopted by the Bo, (degree)d of Directors. If no record date has been fixed by the Board of Directors, the record d date for determining the

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stockholders  entitled to consent to corporate  action in writing ring without a meeting, when no prior action by the Board of Directors is required by he General Corporation Law, shall be the first date on which a signed written consent s sting forth the action taken or proposed to be taken is delivered to the Corporation by delivery leery to its registered office in the State of
Delaware,   its  principal  place  of  business,   r  an  officer  or  agent  of
theCorporation having custody of the book in which proceedings ;s of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or certified or registered mail, return receipt requested. If n record date has been fixed by the Board of Directors and prior action by the Board c Directors is required by the General Corporation Law, the record date for determining determining stockholders entitled to consent to corporate action in writing without a meeting ; shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or all allotment of any rights or the stockholders entitled to exercise any rights in respect f any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not prey de the date upon which the resolution fixing the record date is adopted, and which record d date shall be not more than sixty days prior to such action. If no record date is fixed, 1 e record date for determining stockholders of any such purpose shall be at the close of business mess on the day on which the Board of Directors adopts the resolution relating thereto.

6. Meaning of Certain Terms. As used herein herein in respect to the right to notice of a meeting of stockholders or a waiver thereof or t participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "share of stock" or "shares of stock" or "stock older" or "stockholders" refers to an outstanding share or shares of stock and to a 1 holder or holders of record of outstanding shares of stock when the Corporation is authorized authorized to issue only one class of shares of stock, and said reference is also intended to include ode any outstanding share or shares of stock and any holder or holders of record of outstanding outstanding shares of stock of any class upon which or upon whom the Certificate of Inca incorporation confers such rights where there are two or more classes or series of shares o: stock or upon which or upon whom the General Corporation Law confers such rig] s notwithstanding that the Certificate of Incorporation may provide for more than < <e class or series-of shares of stock, one or more of which are limited or denied suck rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or see 's which is otherwise denied voting rights under the provisions of the Certificate o Incorporation, except as any provision of law may otherwise require.

7.                 Stockholder Meetings.
                   --------------------

A. Time. The annual meeting shall be held 1 on the date and at the time fixed, from time to time, by the directors, provided, that the ---- first annual meeting shall be held on a date within thirteen months after the organize ,ion of the Corporation, and each successive annual meeting shall be held on a date with in thirteen months after the

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


date of the preceding annual meeting. A special meeting a .all be held on the date and at the time fixed by the directors. B. Place. Annual meetings and special meetings shall be held at such place, within or without the State of Delaware, as the directors ----- directors may, from time to time, fix. Whenever the directors shall fail to fix such place, the meeting shall be held at the registered office of the Corporation in the State of Delaware . C. Call. Annual meetings and special n meetings may be called by the directors or by any officer instructed by the ---- directors to ca: the meeting.

                   D. Notice or Waiver of Notice. Written notice of all meetings shall be given, stating the place, date, and hour of the meeting and l stating the place within the city or other municipality or community at which the list of stockholders of the Corporation may be examined. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting) state the purpose or purposes. The notice of a special meeting shall in all if stances state the purpose or purposes for which the meeting is called. The notice of an meeting shall also include, or be accompanied by, any additional statements, informs ion, or documents prescribed by the General Corporation Law. Except as otherwise a provided by the General Corporation Law, a copy of the notice of any meeting shall ill be given, personally or by mail, not less than ten days nor more than sixty days b4 ore the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each stockholder at his record address or at such other address which he may have furnished by request in writing to the Secretary of the Corporation oration. Notice by mail shall be deemed to be given when deposited, with postage thereon thereon prepaid, in the United States Mail. If a meeting is adjourned to another time, no more than thirty days hence, and/or to another place, and if an announcement of the a adjourned time and/or place is made at the meeting, it shall not be necessary to give no notice of the adjourned meeting unless the directors, after adjournment, fix a new record d to for the adjourned meeting. Notice need not be given to any stockholder who submits 3 a written waiver of notice signed by him before or after the time stated therein. At- attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice )f such meeting, except when the stockholder attends the meeting for, the express purpose of objecting, at the beginning of the meeting, to the transaction of any business s because the meeting is not lawfully called or convened. Neither the business to be transacted transacted at, nor the purpose of, any regular or special meeting of the stockholders need be. specified in any written waiver of notice. -

E. Stockholder List. The officer who ha: charge of the stock ledger of the Corporation shall prepare and make, at least ten c days before ----------------- every meeting of stockholders, a complete list of the stockholders, arranged 1 in alphabetical order, and showing the address of each stockholder and the number of hares registered in the name of each stockholder. Such list shall be open to the examinations examinations of any stockholder, for


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


any purpose germane to the meeting, during ordinary business pees hours, for a period of at least ten days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of he meeting during the whole time thereof, and may be inspected by any stockholder who ) is present. The stock ledger shall be the only evidence as to who are the stockholder; entitled to examine the stock ledger, the list required by this section or the books of the corporation, or to vote at any meeting of stockholders.

F. Conduct of Meeting . Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority seniority and if present and acting the Chairman of the Board, if any, the Vice-Chairman of t: Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders. The Secretary of the Corporation, or in his absence, an Assistant Secretary, shall act as secretary of e, pry meeting, but if neither the Secretary nor an Assistant Secretary is present the chairman Chairman of the meeting shall appoint a secretary of the meeting.

G. Proxy Representation. Every stock] elder may authorize another person or persons to act for him by proxy in all matters in Which a stockholder is entitled to participate, whether by waiving notice of any meeting voting or participating at a meeting, or expressing consent or dissent without a meeting . Every proxy must be signed by the stockholder or by his attorney-in-fact. No proxy shall L be voted or acted upon after three years from its date unless such proxy provides for a 1 longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable s d, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable vocable power. A proxy may be made irrevocable regardless of whether the interest v with which it is coupled is an interest in the stock itself or an interest in the Corporation ,enerally.

H. Inspectors. The directors, in advance f any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed the person presiding at the meeting may, but need not, appoint one or more inspectors In case any person who may be appointed as an inspector fails to appear or act, t: a vacancy may be filled by appointment made by the directors in advance of the meeting hg or at the meeting by the person presiding thereat. Each inspector, if any, before entering entering upon the discharge of his duties, shall take and sign an oath faithfully to execute a the duties of inspectors at such meeting with strict impartiality and according to t e best of his ability. The inspectors, if any, shall determine the number of shares f stock outstanding and the voting power of each, the shares of stock represented at t: the meeting, the existence of a quorum, the validity and effect- of proxies, and shall receiveable votes, ballots, or consents, hear and determine all challenges and questions arising it connection with the right to vote, count and tabulate all votes, ballots, or consents, determine mine the result, and do such acts as are proper to conduct the election or vote with fairness less to all stockholders. On request of the person presiding at the meeting, the inspection inspector or inspectors, -if any, shall

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Directors,  such  number  may be  fixed  from  time  to time  by  action  of the directors, or, if the number is not fixed, the number shall be two (2). This number of directors may be increased or decreased by action of the directors of the Corporation.

3. Election and Term. The first Board of I rectors, unless the members thereof shall have been named in the certificate of incorporation incorporation shall be elected by the incorporator or incorporators and shall hold office until 1 the first annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. Any director may resign at any time upon written notice to the Corporation. Thereafter, directors who are elected at an annual annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their a earlier resignation or removal. Except as the General Corporation Law may otherwise rep require in the interim between annual meetings of stockholders or of special meetings 4 ' stockholders called for the election of directors and/or for the removal of one or more directors and for the filling of any vacancy in that connection, newly created directorship )s and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause or without cause, may be filled by the vote of 3. majority of the remaining directors then in office, although less than a quorum, or by one sole remaining director.

4.                  Meetings.
                    ---------

A. Time. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board s 111. be held ---- as soon after its election as the directors may conveniently assemble.

B. Place. Meetings shall be held at such place within or without the State of Delaware as shall be fixed by theBoard.

C. Call. No call shall be required for re; regular meetings for which the time and place have been fixed. Special meetings may be < Red by ---- or at the direction of the Chairman of the Board, if any, the Vice-Chairman f the Board, if any, or the President, or of a majority of the -------- directors in the office.

D. Notice or Actual or Constructive Waive Waiver No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given special meetings in sufficient time for the convenient assembly of the directors thereat. Notice need not be given to any director or to any member of a committee of directors ho submits a written waiver of notice signed. by him before or after the time stated the 'in. Attendance of any such person at a meeting shall constitute a waiver of notice of , such meeting, except when he attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is m lawfully called or convened. Neither the business to be transacted at, nor the purpose purpose of, any regular or special meeting of the directors need be specified in any written waiver waiver of notice.

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


make a report in writing of any challenge, question, or determined by him or them and execute a certificate of any fact found by him or t.: gym.

I. Quorum The holders of a majority r the outstanding shares of stock shall constitute a quorum at a meeting of stockholders for the transaction of any business. The stockholders present may adjourn the mess meeting despite the absence of a quorum.

J. Voting . Each share of stock which possesses voting rights shall entitle the holders) thereof to one vote. Directors shall 1 elected by a plurality of the votes of the shares present in person or represented by pro: o at the meeting and entitled to vote on the election of directors. Any other action shall I authorized by a majority of the votes cast except where the General Corporation Law prescribes a different percentage of votes and/or a different exercise of voting : ewer, and except as may be otherwise prescribed by the provisions of the certificate of incorporation and these Bylaws. In the election of directors, and for any other s action voting need not be by ballot.

8. Stockholder Action Without Meeting.; Any action required by the General Corporation Law to be taken at any annual or spec; 1 meeting of stockholders, or any action which may be taken at any annual or special in( meeting of stockholders, may be taken without a meeting, without prior notice and without vote, if a consent in writing, setting forth the action so taken, shall be signed by the polders of outstanding stock having not less than the minimum number of votes that m old be necessary to authorize or take such action at a meeting at which all shares entitle: to vote thereon were present and voted. Prompt notice of the taking of the corporate ac m without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Action taken pursuant to this pare paragraph shall be subject to the provisions of Section 228 of the General Corporation Law.

                                   ARTICLE II

                                    DIRECTORS

1. Functions and Definition. The business id affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation. The Board of Directors shall have the authority to fix the c compensation of the members thereof. The use of the phrase "whole board" herein n ors to the total number of directors which the Corporation would have if there were no vacancies.

2. Qualifications and Number. A director seed not be a stockholder, a citizen of
the   United   States,   or   a   resident   of   the   State   of   h   .aware.
------------------------- The initial Board of Directors shall consist of as many (whether one or more) 1; persons as are set forth in the Certificate of Incorporation or Incorporators Actions designating or electing the initial Board of Directors. Thereafter, the number of directors instituting the whole board shall be at least one. Subject to the foregoing limitation an. except for the first Board. of
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E. Quorum and Action.  A majority of the whole Board shall  constitute  a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum provided, that such majority shall constitute at least one-third of the whole Board. I majority of the directors is present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, and except 3 otherwise provided by the General Corporation Law, the vote of the majority of the < rectors present at a meeting at which a quorum is present shall be the act of the Boy d. The quorum and voting provisions herein stated
shall not be construed as conflicting g with any provisions of the General Corporation Law and these Bylaws which govern meeting of directors held to fill
vacancies  and  newly  created   directorships   in  the  Boy  d  or  action  of
disinterested directors.

Any member or members of the Board of I rectors or of any committee designated by the Board, may participate in a meeting of the Board, or any such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all person: participating in the meeting can hear each other.

F. Chairman of the Meeting. The Chairman n of the Board, if any, and if present and acting, shall preside at all meetings; but, if r t, the Vice-Chairman of the Board, if any, and if present and acting, shall preside. If 1 ere is no Chairman or ViceChairman of the Board present and acting at the meeting, fen the President, if present and acting, or any other director chosen by the Board, shall preside; but, if not, then the President, if present and acting, shall preside.

5. Removal of Directors. Except as may otherwise be provided by the General Corporation Law, any director or the entire Board f Directors may be removed, with or without cause, by the holders of a majority of the , shares then entitled to vote at an election of directors.

6. Committees. The Board of Directors ma , by resolution passed by a majority of the whole Board, designate one or more con committees each committee to consist of one or more of the directors of the Corporation. he Board may designate one or more directors as alternate members of any committee, v Lo may replace any absent or disqualified member at any meeting of the committee. In t a absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meeting and not disqualified from voting whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such al ent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation with the exception option of any authority the delegation of which is prohibited by Section 141 of the G feral Corporation Law, and may authorize the seal of the Corporation to be affixed to al capers which may require it.

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


7. Written Action. Any action required or ],: permitted to be taken at any meeting of the Board of Directors or any committee the of may --------------- be taken without a meeting if all members of the Board or committee, as the G: a may be, consent thereto in writing, and the writing or writings are filed with the ii minutes of proceedings of the Board or committee.

                                  ARTICLE III

                                    OFFICERS

1. Positions. The officers of the Corporation c shall consist of a President and Chief Executive Officer, a Secretary, a Treasurer and, if deemed necessary, expedient, or desirable by the Board of Directors, a Chairman man of the Board, a ViceChairman of the Board, an Executive Vice-President, one o more other Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers with such titles as the resolution of the Board of : directors choosing them shall designate. Except as may otherwise be provided in the resolution of the Board of Directors choosing him, no officer other than the Chair: in or Vice-Chairman of the Board, if any, need be a director. Any number of offices may be held by the same person, as the directors may determine.

2. Term and Removal. All officers shall a elected by the Board of Directors. Unless otherwise provided in the resolution chop: Lug him, each officer shall be chosen for a term which shall continue until the meeting t ; of the Board of Directors following the next annual meeting of stockholders and until us successor shall have been chosen and qualified. Any officer may be removed, with
o or without cause, by the Board of Directors. Any vacancy in any office may be filled by t.: - Board of Directors. If the resolutions electing such officers fail to prescribe their auk authorities and duties or if such resolutions do not expressly provide authorities and/or duties !s inconsistent herewith, the officers' authorities and duties shall include the following:

A. Chairman of the Board. The Chairman man of the Board, if one is chosen, shall preside at meetings of the Board of Directors if present and acting (but if not, then the Vice-Chairman of the Board, if any), and shall ill perform all duties of the President in case of his or her absence or disability.

B. President and Chief Executive 1: Officer The President and Chief Executive Officer shall have general supervision, ad= : administration and direction of all the Corporation's affairs, subject to the direction of the B Board of Directors. He or she shall preside at all meetings of shareholders and director, and sign all certificates for shares, contracts, notes, deeds, mortgages, bonds, other obligations or other papers requiring his or her signature, and he or she shall perform such other and further duties as may from time to time be required of him or her by the F. Board of Directors.

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C. Vice-President.  The Vice President , in the order designated by the Board of
Directors, shall perform all duties of the P; in case of his or her absence or disability, together with such other duties as the Board of Directors may from time to time prescribe. The authority of the Vice Presidents is to execute certificates for shares, contracts, deeds, notes, mortgages, bonds, other of igations and other papers in the name of the Corporation shall be coordinate with like authority of the President.

D. Secretary. The Secretary shall keep minutes of all the proceedings of the shareholders and Board of Directors, and shall ma - proper --------- record of the same, which shall be attested by him or her; sign all certificate for shares, contracts, deeds, notes, mortgages, bonds, other obligations and other paper executed by the Corporation requiring his or her signature; give notice of meetings of share holders and directors; keep such books as may be required by the Board of Director,, end perform such other and further duties as may from time to time be required of um or her by the Board of Directors.

E. Treasurer. The Treasurer shall hi e general supervision of all finances. He or she shall receive and have in charge all money bills, notes, deeds, leases, mortgages, insurance policies and similar property belonging to the Corporation, and shall do with the same as may from time to time be require d by the Board of Directors. He or she shall cause to be kept adequate and correct t accounts of the business transactions of the Corporation, including accounts of its ; assets, liabilities, receipts, disbursements, gains, losses, stated capital, and share; together with such other accounts as may be required, and, on the expiration of his o her term of office, shall turn over to his or her successor or to the Board of Directors a property, books, papers and money of the Corporation in his or her hands. He or she hall also perform such other duties as may be assigned to him or her by the Board of Directors

F. Assistant Officers. Assistant officers shall act as assistants to and under the direction of their superior officers, and shall )e vested with all the powers and be required to perform any of the duties of their sups for officers in their absence, and they shall perform such other and further duties a may from time to time be required of them by the Board of Directors.

3. Duties and Authorities. All officers of the Corporation shall have such authority and perform such duties in the management and Operation of the Corporation as shall be prescribed in the resolutions of the Board f Directors designating and choosing such officers and prescribing their authority and duties and shall have such additional authority and duties as are incident to their of office except to the extent that such resolutions may be inconsistent therewith. _

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    . ,.

                                   ARTICLE IV

                                 CORPORATE SEAL

                            The  corporate  seal  shall  be in such  form as the
Boar, of Directors shall prescribe. _

                                    ARTICLE V

                                   FISCAL YEAR

The fiscal year of the Corporation shall be fixed, and hall be subject to change, by the Board of Directors.

                                   ARTICLE VI

                               CONTROL OVER BYLAW;

Subject to the provisions of the certificate of incorporation gyration and the provisions of the General Corporation Law, the power to amend, alter, (degree) repeal these Bylaws and to adopt new Bylaws may be exercised by the Board of Directors 3 or by the stockholders.